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                                   EXHIBIT 11

        Computation of weighted average number of shares of common stock



                                    For the Three Months          For the Nine Months
                                     Ended September                  Ended September
                                   ---------------------          ---------------------
                                    1996           1997            1996          1997
                                  -------        -------         -------        -------
Shares outstanding at
  beginning of period ....         14,933         14,999          11,105         14,989

Net weighted average share
  issued and repurchased .              6            (12)          2,644              6

Incremental shares of
  common stock outstanding
  giving effect to stock
  options and warrant ....            256            232             536            226
                                  -------        -------         -------        -------

                                   15,195         15,219          14,285         15,221
                                  =======        =======         =======        =======

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